Exhibit 3.4

SECOND AMENDED AND RESTATED BYLAWS

OF

APPLIED MEDICAL CORPORATION

(a Delaware corporation)

(As of October 28, 2010)

-i-

	4.3	Committee Minutes	10

ARTICLE 5	OFFICERS		10
	5.1	Officers Designated	10
	5.2	Appointment of Officers	10
	5.3	Subordinate Officers	11
	5.4	Removal and Resignation of Officers	11
	5.5	Vacancies in Offices	11
	5.6	Compensation	11
	5.7	The Chairman of the Board	11
	5.8	The Chief Executive Officer	12
	5.9	The President	12
	5.10	The Vice President(s)	12
	5.11	The Secretary	12
	5.12	The Assistant Secretary	13
	5.13	The Chief Financial Officer	13
	5.14	The Assistant Treasurer	13

ARTICLE 6	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS		13
	6.1	Indemnification of Directors and Officers	13
	6.2	Indemnification of Others	13
	6.3	Payment of Expenses In Advance	14
	6.4	Indemnity Not Exclusive	14
	6.5	Insurance	14
	6.6	Conflicts	14
	6.7	Repeal or Modification	14

ARTICLE 7	STOCK CERTIFICATES		15
	7.1	Certificates for Shares	15
	7.2	Signatures on Certificates	15
	7.3	Transfer of Stock	15
	7.4	Registered Stockholders	15
	7.5	Record Date	15
	7.6	Lost, Stolen or Destroyed Certificates	16

ARTICLE 8	NOTICES		16
	8.1	Notice	16
	8.2	Waiver	16

ARTICLE 9	GENERAL PROVISIONS		16
	9.1	Dividends	16
	9.2	Dividend Reserve	17
	9.3	Annual Statement	17
	9.4	Checks	17
	9.5	Corporate Seal	17

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	9.6	Execution of Corporate Contracts and Instruments	17
	9.7	Confidentiality of Corporate Records	17

ARTICLE 10	AMENDMENTS		18

ARTICLE 11	RIGHT OF FIRST REFUSAL		18
	11.1	Right of First Refusal	18

-iii-

AMENDED AND RESTATED BYLAWS

OF

APPLIED MEDICAL CORPORATION

(a Delaware corporation)

ARTICLE 1

OFFICES

1.1 Principal Office. The Board of Directors (the “Board”) shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Delaware.

1.2 Additional Offices. The Board may at any time establish branch or subordinate offices at any place or places.

ARTICLE 2

MEETING OF STOCKHOLDERS

2.1 Place of Meeting. All meetings of the stockholders for the election of directors shall be held at the principal office of the Corporation, at such place as may be fixed from time to time by the Board, or at such other place either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting. Meetings of stockholders for any purpose may be held at such time and place within or without the State of Delaware as the Board may fix from time to time, and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meeting. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect a Board and transact such other business as may properly be brought before the meetings.

2.3 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by the statute or by the Certificate of Incorporation, at the request of the Board, the Chairman of the Board, the Chief Executive Officer, the President or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting, or such additional persons as may be provided in the Certificate of Incorporation or these Bylaws.

For a special meeting to be called by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting, such stockholder(s) shall submit a written request which (i) sets forth a description in reasonable detail of the business desired to brought before the special meeting and the reasons for conducting such business at the special meeting; (ii) specifies the name(s) and address(es), as they appear on the Corporation’s books, of the stockholder(s) requesting such meeting and proposing such business as well as any “beneficial owner” (as that term is defined in Rule 13d-3 of the rules promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended) on whose behalf the proposal is made; (iii) identifies the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder(s) requesting such meeting and proposing such business and by any beneficial owner on whose behalf the proposal is made; (iv) details any material interest of such stockholder(s) requesting such meeting and proposing such business and any beneficial owner on whose behalf the proposal is made in such business; and (v) is delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the chief executive officer, the president, any vice president or the secretary of the Corporation. The officer receiving such a written request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4 of these bylaws, that a meeting will be held (x) at the time requested by such stockholder(s) submitting the request, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request, and (y) for the purpose of conducting or considering the specified business to be brought before the meeting. If the notice is not given within twenty (20) days after receipt of the request, then such stockholder(s) submitting the request may give the notice.

At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be specified in the notice of the meeting (or any supplement thereto). In the case of a nomination by any stockholder(s) requesting a special meeting of stockholders of a person for election as a director of the Corporation at such special meeting, the written request for a meeting submitted by such stockholder(s) shall include the information specified in Section 2.14 of these bylaws. The determination of whether any business sought to be brought before a special meeting of the stockholders is properly brought before such meeting in accordance with this Section 2.3 will be made by the presiding officer of such meeting.

Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4 Notice of Meetings. Written notice of stockholders’ meetings, stating the place, date and time of the meeting, and the purpose or purposes for which the meeting is called (subject to the provisions of Sections 2.3, 2.14 and 2.15 of these bylaws), shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the meeting.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.5 List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.

2.6 Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the President of the Corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

2.7 Quorum and Adjournments. Except where otherwise provided by law or in the Certificate of Incorporation or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

2.8 Voting Rights. Each stockholder shall at every meeting of the stockholders be entitled to that number of votes for each share of capital stock held by such stockholder as set forth in the Certificate of Incorporation.

2.9 Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.10 Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders (a) entitled to notice of any meeting or to vote, or (b) entitled to receive payment of any dividend or other distribution, or (c) entitled to exercise any right in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days, nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days before any other action.

If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

2.11 Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the maker of the proxy, or by that person’s attendance and vote at the meeting; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy, unless otherwise provided in the proxy.

2.12 Inspectors of Election. Before any meeting of stockholders, the Board may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

2.13 Action Without Meeting by Written Consent. All actions required to be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings or stockholders are recorded.

2.14 Conduct of Business at Annual Stockholder Meetings

At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the board of directors, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with the immediately succeeding sentence. For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (x) be a stockholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the board of directors, (y) be entitled to vote at such meeting, and (z) have given timely written notice thereof to the Secretary in accordance with Section 2.15 of these bylaws.

Nominations of persons for election as directors of the Corporation may be made at an annual meeting of stockholders only (i) by or at the direction of the board of directors or (ii) by any stockholder who is a stockholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the board of directors, who is entitled to vote for the election of directors at such meeting and who has given timely written notice thereof to the Secretary in accordance with Section 2.15 of these bylaws. Only persons who are nominated in accordance with this Section 2.14 will be eligible for election at an annual meeting of stockholders as directors of the Corporation.

The determination of whether any business sought to be brought before an annual meeting of the stockholders is properly brought before such meeting in accordance with this Section 2.14, and whether any nomination of a person for election as a director of the Corporation at any annual meeting of the stockholders was properly made in accordance with this Section 2.14, will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, or any nomination was not properly made, he or she will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded.

2.15 Advance Notice of Stockholder Proposals and Director Nominations at Annual Meetings

To be timely for purposes of Section 2.14 of these bylaws, a stockholder’s notice must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the Corporation not later than the close of business on February 1 in the year of the annual meeting to which the stockholder proposal or director nomination relates; provided, however, that in the event the annual meeting for such year is called for a date that is later than the second Tuesday of May of such year, to be timely, notice by the stockholder must be so received not later than the close of business on the ninetieth (90th) calendar day prior to the date of the annual meeting to which the stockholder proposal or director nomination relates.

Any stockholder’s notice requesting that business be brought before an annual meeting of stockholders must set forth, as to each matter proposed: (i) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any “beneficial owner” (as that term is defined in Rule 13d-3 of the rules promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended) on whose behalf the proposal is made; (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by any beneficial owner on whose behalf the proposal is made; and (iv) any material interest of such stockholder proposing such business and any beneficial owner on whose behalf the proposal is made in such business.

In the case of a nomination by a stockholder of a person for election as a director of the Corporation at any annual meeting of stockholders, the stockholder’s notice to the Secretary must set forth: (i) the name of each person the stockholder intends to nominate for election as a director of the Corporation; (ii) the reason for making such nomination(s) at the annual meeting; (iii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such nomination(s) and any beneficial owner on whose behalf the nomination is proposed; (iv) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such nomination(s) and by any beneficial owner on whose behalf the nomination is proposed; (v) any material interest of such stockholder proposing such nomination(s) and any beneficial owner on whose behalf the proposal is made; (vi) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) each nominee, and (C) any other person or persons (naming such person or persons) pursuant to which any nomination is to be made by the stockholder giving the notice; (vii) the age, address, telephone number and e-mail address of each nominee; (viii) a description of all family relationships between each nominee and any director or officer of the Corporation; (ix) a description of each nominee’s business experience during the past five years, including the person’s principal occupations and employment and the name and principal business of any corporation or other organization in which such occupation and employment was carried on; (x) a description of the nominee’s specific experience, qualifications, attributes or skills that prompted the stockholder to nominate such person as a director, in light of the Corporation’s business and structure; (xi) a list of any other directorships held by each nominee; (xii) a description of any involvement by each nominee in certain legal proceedings that are enumerated in Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission; (xiii) the class and number of shares of the Corporation that are owned beneficially by each nominee; and (xiv) the signed consent of each nominee proposed by the stockholder giving the notice to serve as a director of the Corporation if so elected.

ARTICLE 3

DIRECTORS

3.1 Number; Qualifications. Unless otherwise specified by any requirements or provisions set forth in the Certificate of Incorporation, the number of directors of the Corporation shall be not less than five (5) nor more than seven (7). The exact number of directors shall be six (6) until changed, within the limits specified above, by a bylaw amending this Section 3.1 by the Board of Directors or by the stockholders. The directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 3.2 hereof, and each director so elected shall hold office until the next annual meeting or any special meeting, or until his successor is elected and qualified, or until his earlier resignation or removal. Directors need not be stockholders.

3.2 Resignation and Vacancies. A vacancy or vacancies in the Board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased. Vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, unless otherwise provided in the Certificate of Incorporation. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board shall have power to elect a successor to take office when the resignation is to become effective. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

3.3 Removal of Directors. Unless otherwise restricted by statute, or by the Certificate of Incorporation or these Bylaws, any director or the entire Board may be removed, with or without cause, by the holders of at least a majority of the shares entitled to vote at an election of directors.

3.4 Powers. The business of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things which are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

(a) Select and remove all officers, agents and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Certificate of Incorporation and with these Bylaws; fix their compensation; and require from them security for faithful service;

(b) Confer upon any office the power to appoint, remove and suspend subordinate officers, employees and agents;

(c) Change the principal executive office or the principal business office in the State of Delaware, or any other state, from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency or country, and conduct business within or without the State of Delaware; and designate any place within or without the State of Delaware for the holding of any stockholders meeting, or meetings, including annual meetings;

(d) Adopt, make and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

(e) Authorize the issuance of shares of stock of the Corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, tangible or intangible property actually received;

(f) Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation and other evidences of debt and securities;

(g) Declare dividends from time to time in accordance with law;

(h) Adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(i) Adopt from time to time regulations not inconsistent with these Bylaws for the management of the Corporation’s business and affairs.

3.5 Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

3.6 Annual Meetings. The annual meeting of the Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board, provided a quorum shall be present. The annual meetings shall be for the purposes of organization, for an election of officers and for the transaction of other business.

3.7 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board.

3.8 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President, a Vice President or a majority of the Board, upon one (1) day’s notice to each director.

3.9 Quorum and Adjournments. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise be specifically provided by law or by the Certificate of

Incorporation. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.

3.10 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.11 Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any member of the Board or of any committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.12 Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, either prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

3.13 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.14 Rights of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind, and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney, and includes the right to copy and obtain extracts.

ARTICLE 4

COMMITTEES OF DIRECTORS

4.1 Selection. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

4.2 Power. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger. or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

4.3 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

ARTICLE 5

OFFICERS

5.1 Officers Designated. The officers of the Corporation shall be chosen by the Board and shall be a President, a Secretary and a Chief Financial Officer. The Board may also choose a Chairman of the Board, one or more Vice Presidents, and one or more assistant Secretaries and assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

5.2 Appointment of Officers. The officers of the Corporation shall be appointed by the Board, except as otherwise provided in Section 5.3 hereof, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment. Officers appointed by action of the Board are referred to as “elected officers” in these Bylaws.

5.3 Subordinate Officers. The Board may appoint such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board may from time to time determine.

The Chief Executive Officer or President shall have the power, in the exercise of his or her discretion, to appoint additional persons to hold positions and titles such as Vice President of the Corporation or a division of the Corporation or President of a division of the Corporation, or similar such titles, as the business of the Corporation may require, subject to such limits in appointment power as the Board may determine. Each such appointee shall have such title, shall serve in such capacity and shall have such authority and perform such duties as the Chief Executive Officer or President shall determine. However, any such appointee, absent appointment to (or ratification of) his or her position by action of the Board, (i) shall not be considered an elected officer pursuant to this Article V and shall not have the executive powers or authority of corporate officers appointed by the Board pursuant to this Article V, (ii) shall not be considered a “corporate officer” for the purposes of Section 142 of the General Corporation Law of Delaware, except as otherwise required by law, and (iii) shall be empowered to represent himself or herself to third parties (as applicable) as an appointed Vice President, etc., and be empowered to execute documents, bind the Corporation or otherwise act on behalf of the Corporation, only as specifically authorized by the Chief Executive Officer or the President or by action of the Board. An elected officer of the Corporation may also serve in a capacity appointed by the Chief Executive Officer or President under this Section 5.3.

5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws.

5.6 Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

5.7 The Chairman of the Board. The Board may elect a Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall preside at meetings of the Board of Directors and shareholders at which he or she is present, and shall exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these bylaws. The Chairman of the Board may also be the Chief Executive Officer of the Corporation and, if so designed by the Board, shall have the powers and duties prescribed in Section 5.9 hereof.

5.8 The Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer shall, if a member of the Board, preside at all meetings of the shareholders, and in the absence or nonexistence of a chairman of the board, at all meetings of the board

5.9 The President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, or the Chief Executive Officer, the President shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board or by these bylaws. The President may also be the Chief Executive Officer of the Corporation and, if so designated by the Board, shall have the powers and duties prescribed in Section 5.8. In the absence or nonexistence of a Chairman of the Board and any Chief Executive Officer, the President shall preside at all meetings of the Board of Directors and shareholders.

5.10 The Vice President(s). The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for him or her or them by the Board, these Bylaws, the President, the Chief Executive Officer or the Chairman of the Board.

5.11 The Secretary. The Secretary shall attend all meetings of the Board and of the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board or the President, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

5.12 The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Secretary, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

5.13 The Chief Financial Officer. The Chief Financial Officer (who also may be called the Treasurer) shall have the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

5.14 The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

ARTICLE 6

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND OTHER AGENTS

6.1 Indemnification of Directors and Officers. The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.2 Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3 Payment of Expenses In Advance. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 hereof, or for which indemnification is permitted pursuant to Section 6.2 hereof, following authorization thereof by the Board, shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount, if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

6.4 Indemnity Not Exclusive. The indemnification provided for under this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

6.5 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

6.6 Conflicts. No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a) That it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

6.7 Repeal or Modification. Any repeal or modification of the provisions of this Article 6 shall only be prospective and shall not adversely affect any right or protection of any director, officer, employee or agent of the Corporation existing or in effect at the time of such repeal or modification.

ARTICLE 7

STOCK CERTIFICATES

7.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by, or be in the name of the Corporation by, the Chairman of the Board, or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

Within a reasonable time after the issuance or transfer of uncertified stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

7.2 Signatures on Certificates. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.3 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.

7.4 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a percent registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.5 Record Date. In order that the Corporation may determine the stockholders of record who are entitled to receive notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any lawful action, the Board may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to the date of any other action. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

7.6 Lost, Stolen or Destroyed Certificates. The Board may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and on such terms and conditions as the Board may require. The Board may require indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate. When authorizing the issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 8

NOTICES

8.1 Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telephone or electronic mail.

8.2 Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 9

GENERAL PROVISIONS

9.1 Dividends. Dividends upon the capital stock of the Corporation, subject to any restrictions contained in the General Corporation Laws of Delaware or the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

9.2 Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.3 Annual Statement. The Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

9.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

9.5 Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or an Assistant Treasurer.

9.6 Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or for any amount.

9.7 Confidentiality of Corporate Records. The Corporation’s financial statements, accounting books and records, and minutes of proceedings (including written consents) of its stockholders and Board (including Committees thereof) (hereinafter the “Corporate Records”) contain confidential information and trade secrets of the Corporation. The Corporation’s business could be harmed significantly if the contents of the Corporate Records were known to competitors. Therefore, the Corporation shall have a general policy of maintaining the confidentiality of the Corporate Records which, by their acceptance of their share certificate, all stockholders are deemed to have accepted.

The Corporation acknowledges that its stockholders have rights to inspect the Corporate Records (“Inspection Rights”) by virtue of being stockholders. These Inspection Rights, however, are limited to purposes reasonably related to a stockholder’s interests as a stockholder of the Corporation. In order to assure that such limitation on the Inspection Rights is adhered to, the Corporation may require that a stockholder (and any agent or attorney of such stockholder) execute a nondisclosure statement or agreement prior to permitting such person to utilize the

Inspection Rights with respect to the Corporate Records. Such nondisclosure statement or agreement may provide that absent the prior written consent of an officer of the Corporation, such inspecting person shall not disclose to a third party those portions of the Corporate Records to which such inspecting person does not lawfully obtain access, without a duty of nondisclosure, other than through exercise of the Inspection Rights. Such nondisclosure statement or agreement may further provide that an officer of the Corporation may be required to consent to a written request for permission to disclose a portion of the Corporate Records if the requesting person proved in a clear and convincing manner to the officer that the proposed disclosure of the designated portion of the Corporate Records to the named third party was for a purpose reasonably related to the stockholder’s interests as a stockholder of the Corporation and the named third party had delivered to such officer a nondisclosure statement or agreement whereby such third party similarly agreed not to disclose such Corporate Records without the prior written consent of an officer of the Corporation.

ARTICLE 10

AMENDMENTS

In addition to the right of the stockholders of the Corporation to make, alter, amend, change, add to or repeal the Bylaws of the Corporation, the Board shall have the power (without the assent or vote of the stockholders) to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

ARTICLE 11

RIGHT OF FIRST REFUSAL

11.1 Right of First Refusal. No stockholder holding shares of Class A common stock or Class B common stock (referred to collectively herein as “common stock”) of the Corporation shall sell, assign, pledge, or in any manner transfer any of the shares of common stock of the Corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

(a) If the stockholder desires to sell or otherwise transfer any of such stockholder’s shares of common stock, or any right or interest therein, then the stockholder shall first give written notice thereof to the Corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

(b) For thirty (30) days following receipt of such notice, the Corporation shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the Corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer, in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section 11.1, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the Corporation elects to purchase all of the shares or, with consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

(c) The Corporation may assign its rights hereunder.

(d) In the event the Corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary of the Corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within sixty (60) days after the Secretary of the Corporation receives said transferring stockholder’s notice; provided that if the terms of payment set forth in said transferring stockholder’s notice were other than cash against delivery, the Corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder’s notice.

(e) In the event the Corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder’s notice, said transferring stockholder may, within the sixty (60) day period following the expiration of the option rights granted to the Corporation and/or its assignees(s) herein, transfer the shares specified in said transferring stockholder’s notice which were not acquired by the Corporation and/or its assignees(s) as specified in said transferring stockholder’s notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

(f) Anything to the contrary contained herein notwithstanding, a stockholder’s transfer of any or all of such stockholder’s shares to the Corporation or to any other stockholder of the Corporation shall be exempt from the provisions of this bylaw. In any such case, any transferee (other than the Corporation) shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

(g) The provisions of this bylaw may be waived with respect to any transfer either (i) by the Corporation upon duly authorized action of its Board of Directors, or (ii) by the stockholders upon the express written consent of the owners of a majority of the voting power of the Corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed either by (x) a duly authorized action of the Board of Directors or (y) by the stockholders upon the express written consent of the owners of a majority of the voting power of the Corporation.

(h) Any sale or transfer, or purported sale or transfer, of shares of common stock of the Corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

(i) The foregoing right of first refusal shall terminate upon the date securities of the Corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

(j) The certificates representing shares of common stock of the Corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“The shares represented by this Certificate are subject to a right of first refusal option in favor of the Corporation and/or its Assignee(s), as provided in the Bylaws of the Corporation.”

CERTIFICATE OF SECRETARY

I, the undersigned, hereby certify:

1. That I am the duly elected, acting and qualified Secretary of Applied Medical Corporation, a Delaware corporation (the “Corporation”); and

2. That the foregoing Amended and Restated Bylaws, comprising 20 pages, constitute the Bylaws of the Corporation as duly adopted by action of the Board of Directors of the Corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of the 28th day of October, 2010.

/s/ J. Michael Vaughn
J. Michael Vaughn, Secretary